                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                               RENT-A-CENTER, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


             ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         ---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ---------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         ---------------------------------------------------------------------
     (5) Total fee paid:
         ---------------------------------------------------------------------
[_]  Fee paid previously by written preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------

[LOGO] Rent A Center(R)

                              PROXY STATEMENT FOR
                                      AND
                                   NOTICE OF
                       2002 ANNUAL STOCKHOLDERS MEETING

       Annual  May 21, 2002
     Meeting:  9:30 a.m. local time

    Location:  Rent-A-Center, Inc.
               5700 Tennyson Parkway
               Fourth Floor
               Plano, Texas 75024

       Record  Close of business on March 28, 2002
        Date:
               If you were a stockholder of record at the close of business on March 28, 2002, you may vote at the meeting.

       Number  Holders of our Common Stock are entitled to one vote for each share of Common Stock of Votes:  they owned on March 28, 2002. The holders of our Preferred Stock were entitled to convert their 292,434 shares of Preferred Stock into 10,468,373 shares of our Common Stock on
               March 28, 2002, and thus are entitled to an equal number of votes.

      Agenda:  1. To elect two directors, one of whom is to be elected by all of the stockholders and one of whom is to be elected by the holders of our Preferred Stock; and

               2. To transact any other proper business.

     Proxies:  Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies
               "for" the Board's nominees. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

      Proxies  The Board of Directors
Solicited By:

First Mailing  This proxy statement is dated April 12, 2002. We are first mailing this proxy statement on or
        Date:  about April 19, 2002.

     Revoking  You may revoke your proxy before it is voted at the meeting. To revoke, follow the
  Your Proxy:  procedures listed on page 20 under "Voting Procedures/Revoking Your Proxy--How You
               May Revoke Your Proxies."

          PLEASE VOTE BY RETURNING YOUR PROXY--YOUR VOTE IS IMPORTANT
   Prompt return of your proxy will help reduce the costs of resolicitation.

                                   CONTENTS

       ELECTION OF DIRECTORS.........................................  2

       EXECUTIVE OFFICERS............................................  5

       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......  9

       PERFORMANCE GRAPH............................................. 11

       EXECUTIVE COMPENSATION AND OTHER INFORMATION.................. 12

       OTHER BUSINESS................................................ 17

       INDEPENDENT PUBLIC ACCOUNTANT INFORMATION..................... 17

       AUDIT COMMITTEE REPORT ON RENT-A-CENTER'S FINANCIAL STATEMENTS 18

       SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......... 18

       RENT-A-CENTER STOCK OWNERSHIP................................. 19

       VOTING PROCEDURES / REVOKING YOUR PROXY....................... 20

       SUBMISSION OF STOCKHOLDER PROPOSALS........................... 21

       ANNUAL REPORT ON FORM 10-K.................................... 21

                             ELECTION OF DIRECTORS

Board Structure:  The number of directors currently constituting our entire Board is eight. We currently have seven members serving on our Board, with one vacant Class I position. The directors are divided into three classes. In general, directors in each class serve for a term of three years.

                  Mr. Arnette currently serves as one of our Class II directors with a term that expires at this year's annual stockholders meeting. Mr. Arnette has advised us that he does not intend to stand for re-election. Accordingly, our Board has fixed the number of directors constituting our entire Board at seven including one vacant Class I position, such change to take effect upon the election of the two Class II director positions at this year's annual stockholders meeting. As a result, only two Class II director positions are available and being elected at this year's annual meeting.

                  Under the terms of our Certificate of Incorporation, the holders of our Preferred Stock are entitled to elect two of the seven directors, one of whom is a Class I director and one of whom is a Class II director. Mr. Copses currently serves as the Class I director and
                  Mr. Berg currently serves as the Class II director elected by the holders of our Preferred
                  Stock. In addition, under the terms of our stockholders agreement between Apollo,
                  Mr. Speese and us, Apollo is entitled to nominate a third person as a Class III director who is to be elected by all of our stockholders. Mr. Jhawar currently serves as the Class III director designated by Apollo.

       Number of  Two directors are to be elected, one of whom is to be elected by all of our stockholders and
 Directors to be  one of whom is to be elected by the holders of our Preferred Stock, voting separately as a
        Elected:  class.

  BOARD NOMINEES  Our Board has nominated Mark E. Speese to be reelected by all of the stockholders.
                  Our Board has also nominated Laurence M. Berg to be reelected by the holders of our Preferred Stock. We urge you to vote for Messrs. Speese and Berg.

Terms to Expire at Mark E. Speese   Mr. Speese has served as our Chairman of the Board and
   the 2005 Annual                  Chief Executive Officer since October 2001 and has served as one of
          Meeting:                  our directors since 1990. Mr. Speese previously served as our Vice
                                    Chairman from September 1999 until December 2000. From 1990 until April 1999, Mr. Speese served as our President. Mr. Speese also served as our Chief Operating Officer from November 1994 until
                                    March 1999. From our inception in 1986 until 1990, Mr. Speese served as a Vice President responsible for our New Jersey
                                    operations. Prior to joining us, Mr. Speese was a regional manager for
                                    Thorn Americas from 1979 until 1986. Mr. Speese's term as a Class II director expires at this year's annual stockholders meeting.
                                    Mr. Speese is 44 years old.

                   Laurence M. Berg Mr. Berg has served as one of our directors since August 1998.
                                    Mr. Berg is a partner of Apollo Management, L.P., where he has worked since 1992. Prior to joining Apollo, Mr. Berg was a member of the Mergers and Acquisition Group at Drexel Burnham Lambert.
                                    Mr. Berg is also a director of Sylvan Learning Systems, a provider of personalized instruction services, and AMC Entertainment, an operator of movie theaters. Mr. Berg serves as one of the two directors elected by the holders of our Preferred Stock. Mr. Berg's term as a Class II director expires at this year's annual stockholders meeting. Mr. Berg is 35 years old.

CONTINUING DIRECTORS

Terms to Expire at J.V. Lentell      Mr. Lentell has served as one of our directors since February 1995.
   the 2003 Annual                   Mr. Lentell was employed by Kansas State Bank & Trust Co., Wichita,
          Meeting:                   Kansas, from 1966 until July 1993, serving as Chairman of the Board from 1981 until July 1993. Since July 1993, he has served as a director and Vice Chairman of the Board of Directors of Intrust Bank,
                                     N.A., successor by merger to Kansas State Bank & Trust Co.
                                     Mr. Lentell's term as a Class III director expires at our 2003 annual stockholders meeting. Mr. Lentell is 63 years old.

                   Andrew S. Jhawar  Mr. Jhawar has served as one of our directors since October 2001.
                                     Mr. Jhawar has been associated with Apollo Management, L.P. since
                                     February 2000. Prior to joining Apollo, Mr. Jhawar was an investment banker at Donaldson, Lufkin, & Jenrette Securities from August 1999 until January 2000, and from July 1993 until December 1997, at
                                     Jeffries & Company, Inc., primarily concentrating on the structuring and execution of high yield and equity financing transactions. From January
                                     1998 until July 1999, Mr. Jhawar attended Harvard Business School where he received his MBA degree. Mr. Jhawar serves as the director nominated by Apollo under the stockholders agreement between Apollo,
                                     Mr. Speese and us. Mr. Jhawar's term as a Class III director expires at our 2003 annual stockholders meeting. Mr. Jhawar is 30 years old.

Terms to Expire at Mitchell E. Fadel Mr. Fadel has served as our President since July 2000 and as a
   the 2004 Annual                   director since December 2000. From November 1992 until July 2000,
          Meeting:                   Mr. Fadel served as President and Chief Executive Officer of
                                     ColorTyme. We acquired ColorTyme in May 1996. From 1983 until
                                     1991, Mr. Fadel was a Regional Manager for Thorn Americas and its
                                     affiliates. Mr. Fadel's term as a Class I director expires at our 2004 annual stockholders meeting. Mr. Fadel is 44 years old.

                   Peter P. Copses   Mr. Copses has served as one of our directors since August 1998.
                                     Mr. Copses is a partner of Apollo Management, L.P., where he has worked since 1990. Prior to joining Apollo, Mr. Copses was an investment banker at Drexel Burnham Lambert, and subsequently at
                                     Donaldson, Lufkin, & Jenrette Securities, primarily concentrating on the structuring, financing, and negotiation of mergers and acquisitions.
                                     Mr. Copses is also a director of Zale Corporation, an operator of specialty retail jewelry stores. Mr. Copses serves as one of the two directors elected by the holders of our Preferred Stock. Mr. Copses'
                                     term as a Class I director expires at our 2004 annual stockholders meeting. Mr. Copses is 43 years old.

BOARD INFORMATION

   Board Meetings:  During 2001, our Board of Directors met eight times, including regularly scheduled and special meetings. Each director attended all meetings of the Board during his service as a director, except that Messrs. Lentell, Fadel, Arnette, and Jhawar each was unable to attend one meeting after receiving or waiving proper notice. The Board took action by unanimous written consent one time during 2001.

 Board Committees:  Under our stockholders agreement, each committee of our Board is to consist of three directors, one of whom must be a director nominated by Apollo. Under our Certificate of
                    Incorporation and our stockholders agreement, so long as our Preferred Stock is outstanding, one member of the Audit Committee, the Compensation Committee, the
                    Finance Committee, and the Executive Committee, if one is created, must be a director who was elected by holders of our Preferred Stock, which also counts as Apollo's one designee on such committee.

                    The Audit Committee recommends the appointment of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. The Audit Committee held three meetings in 2001. All members of the Audit
                    Committee are "independent" as defined in the NASD listing standards. Under our
                    Certificate of Incorporation and our stockholders agreement, a director elected by the holders of our Preferred Stock must be a member of the Audit Committee. The Board has adopted a written charter for the Audit Committee. The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis. Members: Mr. Copses,
                    Chairman, and Messrs. Lentell and Berg.

                    The Compensation Committee manages executive officer compensation. It also administers our compensation and incentive plans, including our Long-Term Incentive
                    Plan. The Compensation Committee evaluates the competitiveness of our compensation and the performance of our Chief Executive Officer. The Compensation Committee held one regular meeting in 2001 and acted by unanimous written consent six times during
                    2001. All members of the Compensation Committee are non-employee directors. Under our Certificate of Incorporation and our stockholders agreement, a director elected by the holders of our Preferred Stock must be a member of the Compensation Committee.
                    Members: Mr. Lentell, Chairman, and Messrs. Berg and Copses.

                    The Finance Committee. Under our Certificate of Incorporation, the Finance Committee
                    must approve the issuance of debt and equity securities, except in limited circumstances.
                    In certain cases the approval must be unanimous. Under our Certificate of Incorporation and our stockholders agreement, a director elected by the holders of our Preferred Stock must be a member of the Finance Committee. The Finance Committee met two times during 2001. Members: Messrs. Speese, Lentell and Copses.

BOARD COMPENSATION

Retainer and Fees:  Non-employee directors each received $3,500 for each Board meeting and $1,000 for each
                    Committee meeting attended in 2001 and were reimbursed for their expenses in attending such meetings. In 2002, non-employee directors will each receive $3,500 for each Board meeting and $1,000 for each Committee meeting attended and will be reimbursed for their expenses in attending such meetings. Messrs. Talley, Fadel and Arnette did not receive any compensation for their services as a director during 2001. Mr. Speese received such compensation prior to October 2001, during which time he served as only a director.

    Option Grants:  Non-employee directors receive options to purchase 9,000 shares of our Common Stock in their first year of service as a director and options to purchase 5,000 shares of our
                    Common Stock on the first business day of each year thereafter. The exercise price of the options is the fair market value of our shares of our Common Stock on the grant date.
                    These options vest and are exercisable immediately. Messrs. Talley, Fadel and Arnette were not granted any options for their services as a director during 2001. Mr. Speese received 9,000 options on January 1, 2001 because he was serving only as a director at that time.

                              EXECUTIVE OFFICERS

The Board appoints our executive officers at the first Board meeting following our Annual Meeting of Stockholders, and updates the executive officer positions as needed throughout the year. Each executive officer serves at the behest of the Board and until their successors are elected and appointed or until the earlier of their death, resignation or removal.

The following table sets forth certain information with respect to our executive officers:

Name                 Age                        Position
----                 ---                        --------
Mark E. Speese...... 44  Chairman of the Board of Directors and Chief Executive
                         Officer

Mitchell E. Fadel... 44  President

Dana F. Goble....... 36  Executive Vice President--Operations

David A. Kraemer.... 40  Executive Vice President--Operations

Robert D. Davis..... 30  Senior Vice President--Finance, Chief Financial Officer
                         and Treasurer

Steven M. Arendt.... 45  Chief Executive Officer and President of ColorTyme,
                         Inc.

Christopher A. Korst 42  Senior Vice President--General Counsel

Anthony M. Doll..... 33  Senior Vice President

C. Edward Ford, III. 35  Senior Vice President

John H. Whitehead... 52  Senior Vice President

William C. Nutt..... 45  Senior Vice President

Timothy J. Stough... 46  Senior Vice President

Mark S. Connelly.... 39  Senior Vice President

David G. Ewbank..... 45  Senior Vice President

David R. Reed....... 48  Senior Vice President

Richard S. Lillard.. 34  Senior Vice President

David M. Glasgow.... 33  Corporate Secretary

  Mark E. Speese    Mr. Speese has served as our Chairman of the Board and
                    Chief Executive Officer since October 2001 and has served
                    as one of our directors since 1990. Mr. Speese previously
                    served as our Vice Chairman from September 1999 until
                    December 2000. From 1990 until April 1999, Mr. Speese
                    served as our President. Mr. Speese also served as our
                    Chief Operating Officer from November 1994 until March
                    1999. From our inception in 1986 until 1990, Mr. Speese
                    served as a Vice President responsible for our New Jersey
                    operations. Prior to joining us, Mr. Speese was a regional manager for Thorn Americas from 1979 until 1986.

  Mitchell E. Fadel Mr. Fadel has served as our President since July 2000 and as a director since December 2000. From November 1992 until July 2000, Mr. Fadel served as President and Chief
                    Executive Officer of ColorTyme. We acquired ColorTyme in
                    May 1996. From 1983 to 1991, Mr. Fadel was a regional manager for Thorn Americas and its affiliates.

Dana F. Goble        Mr. Goble has served as Executive Vice President--
                     Operations since July 2001 and has served as an
                     Executive Vice President since March 1999. From March
                     2000 until June 2001, Mr. Goble also served as our Chief
                     Operating Officer. From December 1996 until March 1999,
                     Mr. Goble served as one of our Senior Vice Presidents,
                     and from May 1995 until December 1996, Mr. Goble
                     served as one of our Regional Vice Presidents. From April
                     1993 until May 1995, Mr. Goble served as our regional
                     manager for the Detroit, Michigan area.

David A. Kraemer     Mr. Kraemer has served as Executive Vice President--
                     Operations since July 2001 and has served as an Executive
                     Vice President since May 2001. From September 1998 until
                     April 2001, Mr. Kraemer served as one of our Senior Vice
                     Presidents. From December 1995 until September 1998,
                     Mr. Kraemer served as one of our Regional Vice Presidents.
                     Mr. Kraemer served as a Divisional Vice President for
                     MRTO Holdings from November 1990 until September
                     1995, when we acquired MRTO Holdings.

Robert D. Davis      Mr. Davis has served as our Senior Vice President--
                     Finance since September 1999, our Chief Financial Officer
                     since March 1999 and our Treasurer since January 1997.
                     From September 1998 until September 1999, Mr. Davis
                     served as our Vice President--Finance and Treasurer.
                     From June 1997 until September 1998, Mr. Davis served
                     as our Treasurer. From January 1997 until June 1997,
                     Mr. Davis served as our Assistant Secretary and
                     Treasurer. From June 1995 until January 1997, Mr. Davis
                     served as our Payroll Supervisor and from June 1993 until
                     June 1995 served as an accountant for us. Mr. Davis is a
                     licensed certified public accountant in the State of Texas.

Steven M. Arendt     Mr. Arendt has served as President and Chief Executive
                     Officer of ColorTyme since July 2000. From January 1999
                     until July 2000, Mr. Arendt served as Chief Operating
                     Officer of ColorTyme. From January 1997 until December
                     1998, Mr. Arendt served as Vice President of Operations
                     for Cash America, a pawn-shop chain based in Fort Worth,
                     Texas. From July 1996 until December 1996, Mr. Arendt
                     served as Vice President of Special Projects for Thorn
                     Americas. From March 1995 until July 1996, Mr. Arendt
                     served as Vice President of Remco.

Christopher A. Korst Mr. Korst has served as our Senior Vice President--
                     General Counsel since May 2001. From January 2000 until
                     May 2001, Mr. Korst owned and operated AdvantEdge
                     Quality Cars, which he acquired in a management buyout.
                     From December 1997 until October 1999, Mr. Korst served as Chief Operating Officer of AdvantEdge Quality Cars.
                     From November 1996 until November 1997, Mr. Korst served as Vice President of Thorn Auto, a division of Thorn
                     Americas. During 1996, Mr. Korst served as Vice
                     President--Business Development of Thorn Americas.
                     From 1992 until 1996, Mr. Korst served as Vice
                     President--Assistant General Counsel of Thorn Americas.


 Anthony M. Doll     Mr. Doll has served as one of our Senior Vice Presidents
                     since September 1998. From September 1996 until
                     September 1998, Mr. Doll served as one of our Regional
                     Vice Presidents. From May 1995 until September 1996,
                     Mr. Doll served as our regional manager for the Detroit,
                     Michigan area.

 C. Edward Ford, III Mr. Ford has served as one of our Senior Vice Presidents since September 1998. From January 1997 until
                     September 1998, Mr. Ford served as one of our Regional
                     Vice Presidents. From November 1994 until January 1997,
                     Mr. Ford served as our regional manager for the Tennessee region. From July 1993 until November 1994,
                     Mr. Ford served as one of our store managers.

 John H. Whitehead   Mr. Whitehead has served as one of our Senior Vice
                     Presidents since September 1997. From May 1995 until
                     September 1997, Mr. Whitehead served as one of our
                     Regional Vice Presidents. From July 1993 until May 1995,
                     Mr. Whitehead served as our regional manager for the
                     Atlanta, Georgia area.

 William C. Nutt     Mr. Nutt has served as one of our Senior Vice Presidents
                     since May 1998. From December 1995 until May 1998,
                     Mr. Nutt served as one of our Regional Vice Presidents.
                     From December 1992 until December 1995, Mr. Nutt
                     served as our regional manager for the Northeast Ohio
                     area.

 Timothy J. Stough   Mr. Stough has served as one of our Senior Vice
                     Presidents since February 2000. From September 1998
                     until February 2000, Mr. Stough served as one of our
                     Regional Directors. From January 1998 until September
                     1998, Mr. Stough served as a Regional Director of Thorn
                     Americas, overseeing stores from South Carolina to
                     Vermont. From 1987 until 1998, Mr. Stough served as a
                     Market Manager for Thorn Americas in North Carolina,
                     South Carolina and Tennessee.

 Mark S. Connelly    Mr. Connelly has served as one of our Senior Vice
                     Presidents since September 1999. From June 1998 until
                     September 1999, Mr. Connelly served as one of our
                     Regional Vice Presidents. From February 1998 until May
                     1998, Mr. Connelly served as a Division Manager of
                     Central Rents. From October 1997 until February 1998,
                     Mr. Connelly acted as Director of Operations/Acquisitions
                     of Spin Cycle, a start-up chain of coin-operated
                     laundromats. From April 1997 until October 1997,
                     Mr. Connelly was a group manager with Rent Mart, a rent-
                     to-own subsidiary of The Associates. From June 1996 until
                     March 1997, Mr. Connelly was the Vice President-
                     Operations of Trans Texas Capital, a franchisee of
                     ColorTyme. From January 1995 until May 1996,
                     Mr. Connelly served as the Midwest area manager of
                     Remco America.


 David G. Ewbank    Mr. Ewbank has served as one of our Senior Vice
                    Presidents since August 2000. From August 1999 until
                    August 2000, Mr. Ewbank served as one of our Regional
                    Directors. From October 1997 until August 1999,
                    Mr. Ewbank served as one of our Market Managers. From
                    August 1996 until October 1997, Mr. Ewbank served as
                    one of our store managers. Prior to joining us in August
                    1996, Mr. Ewbank served as a store manager for First
                    Cash Pawn.

 David R. Reed      Mr. Reed has served as one of our Senior Vice Presidents
                    since May 2001. From August 1998 until May 2001,
                    Mr. Reed served as one of our Regional Directors. From
                    November 1996 until August 1998, Mr. Reed served as
                    one of our Market Managers. From October 1996 until
                    November 1996, Mr. Reed served as one of our store
                    managers. From July 1996 until October 1996, Mr. Reed
                    served as a store manager for Central Rents. From May
                    1983 until July 1996, Mr. Reed served as a store manager
                    for Remco.

 Richard S. Lillard Mr. Lillard has served as one of our Senior Vice Presidents since May 2001. From December 1998 until May 2001,
                    Mr. Lillard served as one of our Regional Directors. From
                    October 1997 until December 1998, Mr. Lillard served as one of our Market Managers. From October 1996 until
                    October 1997, Mr. Lillard served as one of our store managers. From December 1995 until October 1996,
                    Mr. Lillard served as an assistant manager in various capacities in one of our stores.

 David M. Glasgow   Mr. Glasgow has served as our Corporate Secretary since
                    June 1995. From June 1995 until June 1997, Mr. Glasgow
                    also served as our Treasurer. From March 1995 until June
                    1995, Mr. Glasgow served as our accounting operations
                    supervisor, and from June 1993 until March 1995,
                    Mr. Glasgow served as one of our accountants.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The  The Compensation Committee reviews and approves the compensation levels for our members
    Committee:  of senior management, evaluates the performance of senior management, considers management succession and considers any related matters for us. The Compensation
                Committee is charged with reviewing with our Board in detail all aspects of compensation for our executive officers.

       Overall  We have developed a compensation program for executives and key employees designed to
Philosophy and  meet the following goals:
   Objectives:
                . reward performance that increases the value of your stock;
                . attract, retain and motivate executives and key employees with competitive compensation opportunities;
                . build and encourage ownership of our shares;
                . balance short-term and long-term strategic goals; and
                . address the concerns of our stockholders, employees, the financial community and the general public.

                To meet these objectives, we reviewed competitive compensation data and implemented the base salary and annual and long-term incentive programs discussed below.

     Executive  The available forms of executive compensation include base salary, cash bonus awards and
 Compensation:  incentive stock options, restricted stock awards and stock appreciation rights. Our performance is a key consideration in determining executive compensation. However, our compensation policy recognizes that stock price performance is only one measure of performance and, given industry business conditions and our long-term strategic direction and goals, it may not necessarily be the best current measure of executive performance. Therefore, our compensation policy also gives consideration to the achievement of specified business objectives when determining executive officer compensation. The Compensation Committee, in certain cases, offers employees and executive officers equity compensation in addition to salary in keeping with our overall compensation philosophy, which attempts to place equity in the hands of our employees in an effort to further instill stockholder considerations and values in the actions of all the employees and executive officers.

                Compensation paid to executive officers is based upon a company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Stock option awards in fiscal year 2001 were used to reward certain officers and to retain them through the potential of capital gains and equity buildup in Rent-A-Center. The number of stock options granted is determined by the subjective evaluation of the officer's ability to influence our long term growth and profitability. Stock options granted to our senior management have been granted only pursuant to our Long-Term Incentive Plan. The Board believes the award of options represents an effective incentive to create value for the stockholders.

           CEO  Mr. Talley, our former Chief Executive Officer, had a base salary for fiscal year 2001 of
 Compensation:  $550,000. The Compensation Committee deemed this salary level for 2001 to be commensurate with the Chief Executive Officer's position at comparable publicly owned companies and in recognition of the increased responsibilities associated with our growth. In determining the compensation of Mr. Talley, the Compensation Committee considered Mr.
                Talley's performance, his compensation history and other subjective factors.

                Upon Mr. Speese's appointment to the position of Chief Executive Officer in October 2001, the
                Compensation Committee established a base salary for him of $550,000 per year. For the 2002 fiscal year, the Compensation Committee established a base salary for Mr. Speese of
                $550,000. The Compensation Committee deemed this salary level for 2002 to be commensurate with the Chief Executives Officer's position at comparable publicly owned companies and in recognition of the increased responsibilities associated with our growth. In determining Mr. Speese's salary, the Compensation Committee considered Mr. Speese's industry experience, past performance, and other subjective factors.

                The Compensation Committee believes that the Chief Executive Officer's 2001 and 2002 compensation level is justified by Rent-A-Center's financial progress and performance against the goals set by the Compensation Committee.

                                                                                COMPENSATION COMMITTEE
                                                                                J. V. Lentell, Chairman
                                                                                Laurence M. Berg
                                                                                Peter P. Copses

                            PERFORMANCE GRAPH/(1)/
                  Comparison of Cumulative Total Return Among
  Rent-A-Center, Nasdaq Stock Market--Market Index and Rent-A-Center's "Peer
                                  Group"/(2)/



                                    [CHART]


                              Rent-A-Center, Inc.
                         Performance Graph Data Points

                            12/31/96  12/31/97  12/37/98  12/31/99  12/31/00  12/31/01
                            --------  --------  --------  --------  --------  --------
Rent-A-Center, Inc. Index   100.00    141.38    218.97    136.64    237.93    231.52

Peer Group Index            100.00    168.13    156.02    152.39     97.40    115.95

NASDAQ Market Index         100.00    122.32    172.52    304.29    191.25    152.46


/(1)/ Assumes $100 invested on January 1, 1997 and dividends reinvested.
      Historical performance does not necessarily predict future results.

/(2)/ Because of the consolidation in the rent-to-own industry, our peer group has changed since December 31, 1996. Our peer group for the 2001 fiscal year consists of Aaron Rents, Inc., Bestway, Inc., Heilig Meyers Company, RentWay, Inc., and Rainbow Rentals, Inc.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


   Summary of The following table summarizes the compensation we paid the two individuals who served as
Compensation: our Chairman and Chief Executive Officer and each of the four other most highly compensated executive officers at the end of 2001, based on compensation paid to them in 2001. Also included are two additional individuals who would have been among our four other most highly compensated executive officers but for the fact that they were not serving as an executive officer at the end of 2001.




                                                             Long-Term
                                          Annual            Compensation
                                    Compensation/(1)/       ------------
Name &                            ----------------------     Securities        All Other
Principal Position                Salary($)     Bonus($)     Underlying     Compensation($)
------------------                ---------     --------     Options(#)     ---------------
Mark E. Speese/(2)/........ 2001  $126,900/(3)/       --      209,000/(4)/           --
  Chairman of the Board &   2000   120,000            --           --                --
  Chief Executive Officer   1999   124,700      $  7,400           --                --

J. Ernest Talley/(5)/...... 2001  $425,200            --           --                --
  Former Chairman of the    2000   500,000            --           --                --
  the Board & Chief         1999   400,000            --      100,000/(6)/           --
  Executive Officer

Mitchell E. Fadel.......... 2001  $400,000      $ 15,700      100,000/(7)/           --
  President                 2000   315,000        76,600       35,000/(8)/           --
                            1999   245,000       121,200       5,000 /(9)/           --

Dana F. Goble.............. 2001  $250,000      $ 15,700       25,000/(10)/          --
  Executive Vice President  2000   233,000        17,400           --                --
  --Operations              1999   176,200        15,300       20,000/(11)/          --

David A. Kraemer........... 2001  $190,400      $ 25,000       35,000/(12)/          --
  Executive Vice President  2000   152,900        17,400           --                --
  --Operations              1999   150,000        15,300        5,000/(13)/          --

Steven M. Arendt........... 2001  $155,000      $ 49,500           --                --
  Chief Executive Officer   2000   143,900        45,500           --                --
  and President of          1999   127,500            --        7,500/(14)/          --
  ColorTyme

L. Dowell Arnette/(15)/.... 2001  $280,000      $ 21,700           --                --
  Former Executive Vice     2000   264,800        17,400           --                --
  President--Growth         1999   248,900        15,300       25,000/(16)/          --

Bradley W. Denison/(17)/... 2001  $115,700      $  8,200           --          $235,000/(18)/
  Former Senior Vice        2000   235,000        17,400           --                --
  President & General       1999   235,000        15,300           --                --
  Counsel

             --------
         /(1)/ Except for Mr. Denison as discussed in footnote 18 below, the named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites or other benefits the aggregate cost of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer.

         /(2)/ On October 8, 2001, Mr. Speese was appointed as our Chairman of the Board and Chief Executive Officer.

         /(3)/ Salary amount represents salary paid to Mr. Speese from October
               8, 2001 through December 31, 2001.

         /(4)/ In January 2001, Mr. Speese, while serving as a non-employee director, was granted 9,000 options to purchase our Common Stock on a one-for-one basis pursuant to our Long-Term Incentive Plan. The options vested immediately and expire ten years from the date of grant. In addition, in November 2001, while serving as our Chairman and Chief Executive Officer, Mr. Speese was granted 200,000 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. These options vest as follows: 12.5% one year from the date of grant, an additional 12.5% two years from the date of grant, and additional 37.5% three years from the date of grant, and an additional 37.5% four years from the date of grant. Mr. Speese has also agreed to a lock-up period of two years following the date of grant during which he will not be permitted to exercise any of the options granted in the November 2001 grant.

         /(5)/ On October 8, 2001, Mr. Talley resigned from his positions as
               Chairman of the Board and Chief Executive Officer.

         /(6)/ In December 1999, Mr. Talley was granted 100,000 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. Of these 100,000 options, 20,189 were to vest over four years and expire five years from the date of grant. The remaining 79,811 options were to vest over four years and expire 10 years from the date of grant. Upon Mr. Talley's resignation as our Chairman of the Board and Chief Executive Officer, 75,001 options under this grant expired.

         /(7)/ In November 2001, Mr. Fadel was granted 100,000 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

         /(8)/ In July 2000, Mr. Fadel was granted 35,000 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. The options vest over four years and expire 10 years from the date of grant.

         /(9)/ In December 1999, Mr. Fadel was granted 5,000 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. The options vest over four years and expire 10 years from the date of grant.

        /(10)/ In November 2001, Mr. Goble was granted 25,000 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

        /(11)/ In January 1999, Mr. Goble was granted 10,000 options to purchase our Common Stock on a one-for-one basis and in December 1999, was granted an additional 10,000 options to purchase our Common Stock on a one-for-one basis, all pursuant to our Long Term Incentive Plan. The options each vest over four years and expire 10 years from the date of grant.

        /(12)/ In July 2001, Mr. Kraemer was granted 10,000 options to purchase our Common Stock on a one-for one basis and, in November 2001, was granted an additional 25,000 options to purchase our Common Stock on a one-for-one basis, all pursuant to our Long Term Incentive Plan. The options each vest over four years and expire ten years from the date of grant.

        /(13)/ In December 1999, Mr. Kraemer was granted 5,000 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

        /(14)/ In January 1999, Mr. Arendt was granted 7,500 options to purchase our Common Stock on a one-for-one basis, pursuant to our Long-Term Incentive Plan. The options vest over four years and expire ten years from the date of grant.

        /(15)/ On October 8, 2001, Mr. Arnette resigned from his position as our Executive Vice President--Growth. Mr. Arnette is included in this table as he would have been among our four other most highly compensated officers but for the fact that he was not serving as an executive officer at the end of 2001.

        /(16)/ In January 1999, Mr. Arnette was granted 15,000 options to purchase our Common Stock on a one-for-one basis and, in December 1999, was granted and additional 10,000 options to purchase our Common Stock on a one-for-one basis, all pursuant to our Long-Term Incentive Plan. The options vest over four years and expire 10 years from the date of the grant.

        /(17)/ In May 2001, Mr. Denison resigned from his position as our Senior Vice President--General Counsel. Mr. Denison is included in this table as he would have been among our four other most highly compensated officers but for the fact that he was not serving as an executive officer at the end of 2001.

        /(18)/ Upon his resignation, Mr. Denison received a severance payment equal to one year's annual salary of $235,000 pursuant to the terms of his employment agreement.

Stock Options  The following table lists our grants during 2001 of stock options to the named executive officers
   Granted in  named in the Summary Compensation Table. The amounts shown as potential realizable values
        2001:  rely on arbitrarily assumed rates of share price appreciation prescribed by the SEC. In assessing those values, please note that the ultimate value of the options, as well as your shares, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of Rent-A-Center can influence those future share values.






                                                                        Potential
                                                                   Realizable Value at
                                                                     Assumed Annual
                   Number of        % of                               Stock Price
                   Securities      Total                            Appreciation for
                   Underlying    Granted in                         Option Term/(1)/
                    Options        Fiscal   Exercise   Expiration ---------------------
Name                Granted         2001    Price/(2)/    Date        5%        10%
----               ----------    ---------- ---------  ---------- ---------- ----------
Mark E. Speese....   9,000 /(3)/    0.41%   $32.6875    01/02/11  $  185,013 $  468,859
                    200,000/(4)/    9.08%   $  25.99    11/09/11  $3,268,994 $8,284,273
J. Ernest Talley..      N/A          N/A         N/A         N/A         N/A        N/A
Mitchell E. Fadel.  100,000/(5)/    4.54%   $  25.99    11/09/11  $1,634,497 $4,142,137
Dana F. Goble.....   25,000/(5)/    1.14%   $  25.99    11/09/11  $  408,624 $1,035,534
David A. Kraemer..   10,000/(6)/    0.45%   $  46.25    07/12/11  $  290,864 $  737,106
                     25,000/(5)/    1.14%   $  25.99    11/09/11  $  408,624 $1,035,534
Steven M. Arendt..      N/A          N/A         N/A         N/A         N/A        N/A
L. Dowell Arnette.      N/A          N/A         N/A         N/A         N/A        N/A
Bradley W. Denison      N/A          N/A         N/A         N/A         N/A        N/A

             --------
         /(1)/ These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

         /(2)/ The exercise price was fixed at the date of the grant and represented the fair market value per share of Common Stock on such date.

         /(3)/ Options are immediately exercisable on the date of the grant.

         /(4)/ Options are exercisable as follows: 12.5% one year from the date of grant, an additional 12.5% two years from the date of grant, an additional 37.5% three years from the date of grant, and an additional 37.5% four years from the date of grant. Mr Speese has also agreed to a lock-up period of two years following the date of grant during which time he will not be permitted to exercise any of these options.

         /(5)/ Options are exercisable at 25% per year, beginning one year from the date of grant. Additionally, the recipient of these options has agreed to a lock-up period of two years following the date of grant during which time he will not be permitted to exercise any of these options.

         /(6)/ Options are exercisable at 25% per year, beginning one year from the date of grant. Mr. Kraemer is not subject to a lock-up period with respect to these options.


2001 Option The following table contains the number of shares received, and the dollar value realized, upon
  Holdings: the exercise of options by our named executive officers during 2001, as well as values for "in the money" options, meaning a positive spread between the year-end share price of $33.57 and the exercise price for the options held by our named executive officers. These values have not been, and may never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FISCAL YEAR END OPTION VALUES

                                          Number of         Value of Unexercised
                    Shares           Unexercised Options    In-the-Money Options
                   Acquired           at Fiscal Year End     At Fiscal Year End
                      on     Value     Exercisable (E)/       Exercisable (E)/
Name               Exercise Realized  Unexercisable (U)    Unexercisable (U)/(1)/
----               -------- -------- -------------------- -------------------------
Mark E. Speese....      --       N/A  9,000(E) 200,000(U) $  7,943(E) $1,516,000(U)
J. Ernest Talley..  24,999  $208,079      0(E)       0(U) $      0(E) $        0(U)
Mitchell E. Fadel.      --       N/A 21,250(E) 128,750(U) $324,250(E) $1,086,263(U)
Dana F. Goble.....   5,000  $118,350 10,000(E)  35,000(U) $ 84,138(E) $  273,638(U)
David A. Kraemer..      --       N/A 11,250(E)  38,750(U) $146,881(E) $  232,731(U)
Steven M. Arendt..      --       N/A  3,750(E)   3,750(U) $ 11,513(E) $   11,513(U)
L. Dowell Arnette.      --       N/A 36,250(E)       0(U) $517,956(E) $        0(U)
Bradley W. Denison  17,500  $240,625      0(E)       0(U) $      0(E) $        0(U)

             --------
         /(1)/ The closing market price of our Common Stock on December 31, 2001 of $33.57, as reported on the Nasdaq National Market of the Nasdaq Stock Market, Inc., was used in the calculation to determine the value of unexercised options.

EMPLOYMENT AGREEMENTS

Mr. Denison: We were a party to an employment agreement with Bradley W. Denison, dated October 1, 1998, naming Mr. Denison our Senior Vice President--General Counsel. The employment agreement provided for an annual salary of $235,000 plus bonus and a severance amount equal to one year's salary in the event of termination. Mr. Denison resigned from Rent-A-Center in May 2001 and received his severance payment. No provisions of his employment agreement are currently in effect.

             We do not have employment agreements with any other executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Intrust Bank: J.V. Lentell, one of our directors, serves as Vice Chairman of the Board of Directors of Intrust
              Bank, N.A., one of our lenders. Intrust Bank, N.A. is a $10.4 million participant in our senior credit facility, of which approximately $3.8 million was advanced at March 28, 2002. We also maintain a $10.0 million revolving line of credit with Intrust Bank, N.A. Although from time to time we may draw funds from the revolving line of credit, no funds were advanced as of March 28,
              2002. In addition, Intrust Bank, N.A. serves as trustee of the Company's 401(k) plan.

       Apollo On August 5, 1998, affiliates of Apollo Management IV, L.P. purchased $250 million of our
   Management Preferred Stock. Pursuant to the stock purchase agreement we entered into with affiliates of
    IV, L.P.: Apollo Management IV, L.P., the affiliates of Apollo Management IV, L.P. have voting control of
              100% of our Preferred Stock, which gives them the right to elect two individuals to our Board. In addition, pursuant to the amended and restated stockholders agreement we entered into with
              Apollo and Mr. Speese, Apollo has the right to nominate a third individual to our Board who is elected by all stockholders. Messrs. Berg and Copses currently serve as the two directors elected by the holders of our Preferred Stock and Mr. Jhawar serves as the director nominated by Apollo under the stockholders agreement.

     Talley In connection with Mr. Talley's retirement, we entered into an agreement with Mr. Talley to
Repurchase: repurchase $25.0 million worth of shares of our Common Stock held by Mr. Talley at a purchase price equal to the average closing price of our Common Stock over the 10 trading days beginning October 9, 2001, subject to a maximum of $27.00 per share and a minimum of $20.00 per share. Under this formula, the purchase price for the repurchase was calculated at $20.258 per share. Accordingly, on October 23, 2001 we repurchased 493,632 shares of our Common
            Stock from Mr. Talley at $20.258 per share for a total purchase price of $10.0 million, and on
            November 30, 2001, we repurchased an additional 740,448 shares of our Common Stock from
            Mr. Talley at $20.258 per share, for a total purchase price of an additional $15.0 million. On
            January 25, 2002, we exercised the option to repurchase all of the remaining 1,714,086 shares of Common Stock held by Mr. Talley at $20.258 per share. We repurchased those remaining shares on January 30, 2002, for a total purchase price of an additional $34.7 million.

  Committee None of our executive officers served as a member of the compensation or similar committee or
Interlocks: as a member of the Board of Directors of any other entity of which an executive officer served on the Compensation Committee or Board of Directors of Rent-A-Center.

                                OTHER BUSINESS

The Board does not intend to bring any business before the annual stockholders meeting other than the matters referred to in this notice and at this date has not been informed of any matters that may be presented to the annual stockholders meeting by others. If, however, any other matters properly come before the annual stockholders meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

Representatives of Grant Thornton LLP, the Company's independent public accountants for the fiscal year ended December 31, 2001, will attend the annual stockholders meeting and be available to respond to appropriate questions which may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

                   INDEPENDENT PUBLIC ACCOUNTANT INFORMATION

Grant Thornton LLP served as our independent accounting firm for the 2001 fiscal year. We paid the following fees to Grant Thornton for professional and other services rendered by them during fiscal 2001:

   . Audit Fees. The aggregate fees billed for professional services rendered by Grant Thornton for the audit of our financial statements for the 2001 fiscal year and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year were approximately $250,000;

   . Financial Information Systems Design and Implementation Fees. The aggregate fees billed for information technology services rendered by Grant Thornton were 0; and

   . All Other Fees. The aggregate fees billed for all other services rendered by Grant Thornton to us during the 2001 fiscal year, exclusive of those services described above, were approximately $200,000.

The Audit Committee of the Board has considered whether Grant Thornton's provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining Grant Thornton's independence.

The Audit Committee of the Board has not appointed an independent public accounting firm for the 2002 fiscal year. The Board and the Audit Committee annually review the performance of our independent public accountants and the fees charged for their services. The Board anticipates, from time to time, obtaining competitive proposals from other independent public accounting firms for our annual audit. Based upon the Board and Audit Committee's analysis of this information, we will determine which independent public accounting firm to engage to perform our annual audit each year.

        AUDIT COMMITTEE REPORT ON RENT-A-CENTER'S FINANCIAL STATEMENTS

 The Committee: Our Board established the Audit Committee to recommend the appointment of our independent accountants and approve audit reports and plans, accounting policies, audit fees and certain other expenses. The Audit Committee is composed of three members, all of which are "independent" as defined in the NASD listing standards, and operates under a written charter, a copy of which was attached to last year's proxy statement relating to our
                2001 Annual Meeting of Stockholders. The Audit Committee has prepared the following report on its activities with respect to our financial statements for the fiscal year ended
                December 31, 2001.

     Review and Management is responsible for Rent-A-Center's financial reporting process including its
    Discussion: system of internal control, and for the preparation of Rent-A-Center's consolidated financial statements in accordance with generally accepted accounting principles. Grant Thornton is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. The members of the Audit Committee are not employees of Rent-A-Center and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

                In connection with the preparation of our audited financial statements for the fiscal year ended December 31, 2001, the Audit Committee has

                . reviewed and discussed the audited financial statements with management;

                . discussed with Grant Thornton, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and

                . received the written disclosures and the letter from Grant Thornton required by
                  Independence Standards Board Standard No. 1, and has discussed with Grant Thornton its independence from Rent-A-Center.

Recommendation: Based on the review and discussion referred to above and relying thereon, the Audit
                Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31,
                2001, for filing with the U.S. Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Peter P. Copses, Chairman
                                          Laurence M. Berg
                                          J.V. Lentell

             SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2001 were timely made, except for Mr. Talley, who failed to file a Form 4 on a timely basis. A late Form 4 was filed. In addition, Mr. Arendt failed to timely file a Form 3 during 2000 and Mr. Connelly failed to timely file a Form 4 during 1999. Mr. Arendt filed a late Form 3 and Mr. Connelly filed a late Form 4 during 2001.

                         RENT-A-CENTER STOCK OWNERSHIP

The following table lists our stock ownership for our directors, our named executive officers, and our known 5% stockholders. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information in the table is as of March 28, 2002.

                                                                              Shares of Series A
                                                           Shares of           Preferred Stock
                                                         Common Stock            Beneficially
                                                      Beneficially Owned            Owned
                                                  --------------------------  -----------------
Name and Address of                                                  Percent            Percent
Beneficial Owner                                    Number           of Class  Number   of Class
-------------------                               ----------         -------- -------   --------
Mark E. Speese...................................  1,185,832/(1)/      4.91%       --       --
J. Ernest Talley.................................          0              *        --       --
Mitchell E. Fadel................................    62,780 /(2)/         *        --       --
Dana F. Goble....................................     13,378/(3)/         *        --       --
David A. Kraemer.................................     11,250/(4)/         *        --       --
Steven M. Arendt.................................      5,625/(4)/         *        --       --
L. Dowell Arnette................................          0              *        --       --
Bradley W. Denison...............................          0              *        --       --
J.V. Lentell.....................................     27,000/(4)/         *        --       --
Laurence M. Berg/(5)/............................     20,000/(4)(5)/      *        --       --
Peter P. Copses/(5)/.............................     20,000/(4)(5)/      *        --       --
Andrew W. Jhawar/(5)/............................      9,000/(4)(5)/      *        --       --
Apollo/(6)/...................................... 10,468,373          30.26%  292,434    100.0%
Wasatch Advisors, Inc./(7)/......................  5,907,552          24.48%       --       --
American Century Investment Management, Inc./(8)/  2,002,385           8.30%       --       --
All officers and directors as a group (22 total).  1,442,399           5.92%       --       --

--------
* Less than 1%

/(1)/ Includes (A) 773,157 shares held directly by him, (B) 9,000 shares underlying stock options which are currently exercisable, (C) 151,875 shares held by the Mark Speese 2000 Grantor Retained Annuity Trust, a trust organized under the laws of the State of Texas, of which Mr. Speese is the sole trustee, (D) 151,961 shares held by the Carolyn Speese 2000 Grantor Retained Annuity Trust, a trust organized under the laws of the State of Texas, of which Mr. Speese is the sole trustee, (E) 98,039 shares held by his spouse, Carolyn Speese, and (F) 1,800 held by his children. Mr. Speese disclaims beneficial ownership of the 1,800 shares held by his children.

/(2)/ Includes 21,250 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

/(3)/ Includes 12,500 shares issuable pursuant to options granted under the Long-Term Incentive Plan, all of which are currently exercisable.

/(4)/ All of which are issuable pursuant to currently exercisable options granted under the Long-Term Incentive Plan.

/(5)/ Mr. Jhawar is a principal and Messrs. Berg and Copses are principals and officers of certain affiliates of Apollo. Accordingly, each of Messrs. Berg, Copses, and Jhawar may be deemed to beneficially own shares owned by Apollo. Messrs. Berg, Copses and Jhawar each disclaim beneficial ownership with respect to any such shares owned by Apollo.

/(6)/ The address of Apollo is 1999 Avenue of the Stars, Suite 1900, Los
      Angeles, California 90067. The 10,468,373 shares of Common Stock represent the shares of Common Stock into which the Preferred Stock is convertible. Apollo owns 281,201 shares of our Preferred Stock, which represents in excess of 96% of the outstanding shares of our Preferred Stock. Apollo also has the right to vote RC Acquisition Corp.'s 11,233 shares of Preferred Stock. Apollo disclaims any beneficial ownership in these 11,233 shares other than its right to vote these shares.

/(7)/ The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt
      Lake City, Utah 84111.

/(8)/ The address of American Century Investment Management, Inc. is 4500 Main
      Street, P.O. Box 418210, Kansas City, Missouri 64141-9210.

                    VOTING PROCEDURES / REVOKING YOUR PROXY

        Quorum: Because the holders of our Preferred Stock are entitled to elect one director as a separate class, there are different standards for determining if a quorum is present. For purposes of electing the director to be elected by the holders of our Preferred Stock, there must be a majority of the outstanding shares of our Preferred Stock on the Record Date, present in person or by proxy, at this year's annual stockholders meeting. For purposes of electing our other director, the holders of a majority of the votes entitled to vote at this year's annual stockholders meeting, including the votes entitled to vote held by the holders of our Preferred
                Stock, present in person or by proxy, will constitute a quorum. For all other purposes, the holders of the majority of the votes entitled to vote at this year's annual stockholders meeting, present in person or by proxy, will constitute a quorum.

 Votes Required To be elected, directors must receive a plurality of the shares voting in person or by proxy, to Approve a provided a quorum exists. A plurality means receiving the largest number of votes, regardless
      Proposal: of whether that is a majority. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Certificate of Incorporation or Bylaws.

         Shares On the Record Date, there were 24,130,487 shares of our Common Stock outstanding. Each
    Outstanding share of Common Stock entitles the holder to one vote per share. On the Record Date, there and Number of were 292,434 shares of Preferred Stock outstanding. Each share of Preferred Stock entitles
         Votes: the holder to approximately 35.8 votes per share, or 10,468,373 votes in the aggregate.

    Abstentions Those who fail to return a proxy or attend the meeting will not count towards determining any and Broker required plurality, majority or quorum. Stockholders and brokers returning proxies or attending
     Non-Votes: the meeting who abstain from voting on the election of our directors will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of our directors.

                Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters from its customers, a broker may notify us that it lacks voting authority to vote those shares. These "broker non-votes" refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. These broker non-votes will be included in determining whether a quorum exists, but will have no effect on the outcome of the election of our directors.

How the Proxies The enclosed proxies will be voted in accordance with the instructions you place on the proxy
 Will be Voted: card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

    How You May You may revoke your proxies by:
    Revoke Your
       Proxies: . Delivering a signed, written revocation letter, dated later than the proxy, to David M.
                  Glasgow, Corporate Secretary, at 5700 Tennyson Parkway, Third Floor, Plano, Texas
                  75024;

                . Delivering a signed proxy, dated later than the first one, to Mellon Investor Services LLC,
                  600 Willow Tree Road, Leonia, NJ 07605, Attn: Norma Cianfaglione; or

                . Attending the meeting and voting in person or by proxy. Attending the meeting alone will not revoke your proxy.

          Proxy Our employees will solicit proxies for no additional compensation. We will reimburse banks,
  Solicitation: brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Dates for From time to time, stockholders may seek to nominate directors or present proposals for
Submission of inclusion in the proxy statement and form of proxy for consideration at an annual stockholders
Stockholders' meeting. To be included in the proxy statement or considered at an annual or any special
   Proposals: meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for the 2003 annual stockholders meeting no later than December 20, 2002 for possible inclusion in the proxy statement, or prior to
              February 20, 2003 for possible consideration at the meeting, which is expected to take place on
              May 20, 2003. Direct any proposals, as well as related questions, to the undersigned.

                          ANNUAL REPORT ON FORM 10-K

You may obtain a copy of our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission, without charge, by submitting a written request to:

                              David M. Glasgow, Corporate Secretary
                              Rent-A-Center, Inc.
                              5700 Tennyson Parkway, Third Floor
                              Plano, Texas 75024.

You may also obtain our SEC filings through the internet at www.sec.gov.

                                          By order of the Board of Directors,

                                          /s/ David M. Glasgow
                                          David M. Glasgow
                                          Corporate Secretary

                                          PLEASE VOTE--YOUR VOTE IS IMPORTANT

                              RENT-A-CENTER, INC.
                      5700 TENNYSON PARKWAY, FOURTH FLOOR
                               PLANO, TEXAS 75024

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY
                     -------------------------------------
                                  COMMON STOCK

          The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and David M. Glasgow jointly and severally, with full power
P to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares
R of Common Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of
O Stockholders of Rent-A-Center, Inc. to be held on May 21, 2002 and at any adjournments and postponements thereof. The above-named proxies are hereby
X    instructed to vote as shown on the reverse side of this card.

Y         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN,
     BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS CHANGE ON REVERSE SIDE


                                      (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                                              Please mark
                                                             your votes as   [X]
                                                              indicated in
                                                              this example

1. ELECTION OF CLASS II DIRECTOR for the Item set forth in the accompanying proxy statement.

                   FOR the                        WITHHOLD
                   nominee                        AUTHORITY
                 listed below              to vote for the nominee
                                                listed below.
                     [_]                            [_]

     Mark E. Speese

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

------------------------------------------------

2. In their discretion, upon such other business as may properly come before the meeting.

                                                            I PLAN TO ATTEND [_]

The undersigned(s) acknowledges receipt of the Notice of 2002 Annual Meeting of Stockholders and the proxy statement accompanying the same, each dated April 12, 2002.

Please date this proxy and sign your name exactly as it appears hereon. If there is more than one owner, each should sign. When signing as an agent, attorney, administrator, guardian or trustee, please indicate your title as such. If executed by a corporation this proxy should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.

                                         PLEASE DATE, SIGN AND RETURN THIS PROXY
                                           PROMPTLY IN THE ENCLOSED ENVELOPE.

                                         ---------------------------------------
                                         Date

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature if held jointly

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                              RENT-A-CENTER, INC.
                      5700 TENNYSON PARKWAY, FOURTH FLOOR
                               PLANO, TEXAS 75024

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY
                     -------------------------------------
                            SERIES A PREFERRED STOCK

          The undersigned, hereby revoking all prior proxies, hereby appoints Robert D. Davis and David M. Glasgow jointly and severally, with full power
P to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares
R of Series A Preferred Stock of Rent-A-Center, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of
O Stockholders of Rent-A-Center, Inc. to be held on May 21, 2002 and at any adjournments and postponements thereof. The above-named proxies are hereby
X    instructed to vote as shown on the reverse side of this card.

Y         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN,
     BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS CHANGE ON REVERSE SIDE


                                      (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                                              Please mark
                                                             your votes as   [X]
                                                              indicated in
                                                              this example

1. ELECTION OF CLASS II DIRECTORS for the Item set forth in the accompanying proxy statement.

                   FOR the                        WITHHOLD
                   nominee                        AUTHORITY
                 listed below              to vote for the nominee
                                                listed below.
                     [_]                            [_]

     Mark E. Speese
     Laurence M. Berg

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

------------------------------------------------

2. In their discretion, upon such other business as may properly come before the meeting.

                                                            I PLAN TO ATTEND [_]

The undersigned(s) acknowledges receipt of the Notice of 2002 Annual Meeting of Stockholders and the proxy statement accompanying the same, each dated April 12, 2002.

Please date this proxy and sign your name exactly as it appears hereon. If there is more than one owner, each should sign. When signing as an agent, attorney, administrator, guardian or trustee, please indicate your title as such. If executed by a corporation this proxy should be signed in the corporate name by a duly authorized officer who should so indicate his or her title.

                                         PLEASE DATE, SIGN AND RETURN THIS PROXY
                                           PROMPTLY IN THE ENCLOSED ENVELOPE.

                                         ---------------------------------------
                                         Date

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature if held jointly

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\